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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                  -------------



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported):  December 1, 2000



                               PURINA MILLS, INC.
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             (Exact name of registrant as specified in its charter)



        Delaware                          33-66606             76-0407288
------------------------------        ---------------     ----------------------
 (State or other jurisdiction           (Commission          (IRS Employer
     of incorporation                   File Number)        Identification No.)

1401 South Hanley Road, St. Louis, Missouri                       63144
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:  (314) 768-4100
                                                     --------------



________________________________________________________________________________
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

               On December 1, 2000, the Board of Directors of Purina Mills, Inc. (the "Company") adopted Amendment No. 1 (the "Amendment") to the Rights Agreement, dated as of June 29, 2000 (the "Rights Agreement"), between the Company and Wells Fargo Bank Minnesota, N.A. (f/k/a Norwest Bank Minnesota, N.A.), as rights agent. The Amendment provides that GSCP Recovery, Inc. ("GSCP") shall not be deemed to be an Acquiring Person (as defined in the Rights Agreement) unless and until such time as GSCP shall have become the Beneficial Owner (as defined in the Rights Agreement) of a percentage of the Company's common shares then outstanding that exceeds the percentage acquired by GSCP as a result of distributions pursuant to the Company's bankruptcy proceedings plus 10%. The Amendment also provides that no other person will be deemed an Acquiring Person under the rights agreement unless and until such time as any such person shall have become the Beneficial Owner of 25% of the Company's then-outstanding common shares.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired: None

         (b)      Pro Forma Financial Information: None

         (c)      Exhibits:
                  --------

                  Exhibit
                  Number          Exhibit
                  ------          -------

                   99.1           Press release, dated December 4, 2000






















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                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      PURINA MILLS, INC.



                                      By:    /s/ Darrell D. Swank
                                             --------------------
                                             Name:   Darrell D. Swank
                                             Title:  Executive Vice President,
                                                     Chief Financial Officer and
                                                     Secretary

Dated:  December 6, 2000











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                                INDEX TO EXHIBITS
                                -----------------

               EXHIBIT
               NUMBER        EXHIBIT
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                 99.1        Press release, dated December 4, 2000




















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